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                                                                   EXHIBIT 23(a)

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
National Medical Enterprises, Inc.,
a Nevada corporation doing business as
   Tenet Healthcare Corporation


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report dated July 27, 1994 contains an explanatory paragraph regarding a change in the method of accounting for income taxes.



KPMG Peat Marwick LLP


Los Angeles, California

March 24, 1995